                                                                     EXHIBIT 3.2

                                                   [DRAFT NO. 2 AUGUST 22, 1997]




                                B Y E  - L A W S


                                       of

                          INTELLIGENT POLYMERS LIMITED

                                      (i)


                               TABLE OF CONTENTS


Bye-Law                                                                                 Page
1        Interpretation                                                                 1-3
2        Share Capital and Share Rights                                                 3-4
3        Option to Acquire Common Shares                                                4-13
4        Voting Rights                                                                  13
5        Issue by Board of Authorised but Unissued Common Shares                        13
6        Election of Board of Directors                                                 14-15
7        Management of the Company                                                      15
8        Power to appoint managing director or chief executive officer                  15
9        Power to appoint manager                                                       15
10       Power to authorise specific actions                                            15-16
11       Power to appoint attorney                                                      16
12       Power to delegate to a committee                                               16
13       Power to appoint and dismiss employees                                         16
14       Power to borrow and charge property                                            16-17
15       Exercise of power to purchase shares of, or discontinue the Company            17
16       Defects in appointment of Directors                                            17
17       Alternate Directors                                                            17-18
18       Removal of Directors                                                           18
19       Vacancies on the Board                                                         18-19
20       Notice of meetings of the Board                                                19
21       Quorum at meetings of the Board                                                19-20
22       Meetings of the Board                                                          20
23       Unanimous written resolutions                                                  20
24       Contracts and disclosure of Directors' interests                               20-21
25       Remuneration of Directors                                                      18-19
26       Officers of the Company                                                        21
27       Appointment of Officers                                                        21
28       Remuneration of Officers                                                       21-22
29       Duties of Officers                                                             22
30       Chairman of meetings                                                           22
31       Register of Directors and Officers                                             22
32       Obligations of Board to keep minutes                                           22-23
33       Indemnification of Directors and Officers of the Company                       23-24
34       Waiver of claim by Member                                                      24
35       Notice of annual general meeting                                               24

                                      (ii)


36       Notice of special general meeting                                              24
37       Accidental omission of notice of general meeting                               25
38       Meeting called on requisition of members                                       25
39       Short notice                                                                   25
40       Postponement of meetings                                                       25-26
41       Quorum for general meeting                                                     26
42       Adjournment of meetings                                                        26
43       Attendance at meetings                                                         26
44       Written resolutions                                                            27-28
45       Attendance of Directors                                                        28
46       Voting at meetings                                                             28
47       Voting on show of hands                                                        28
48       Decision of chairman                                                           28-29
49       Demand for a poll                                                              29-30
50       Seniority of joint holders voting                                              30
51       Instrument of proxy                                                            30-31
52       Representation of corporations at meetings                                     31
53       Variation of rights, alteration of share capital and purchase of
            shares of the Company                                                       31-32
54       Registered holder of shares                                                    32
55       Death of a joint holder                                                        33
56       Share certificates                                                             33-34
57       Calls on shares                                                                34
58       Forfeiture of Shares                                                           35
59       Contents of Register of Members                                                35
60       Inspection of Register of Members                                              35
61       Determination of record dates                                                  36
62       Instrument of transfer                                                         36
63       Transfers by joint holders                                                     36-37
64       Representative of deceased Member                                              37
65       Registration on death or bankruptcy                                            37-38
66       Declaration of dividends by Board                                              38
67       Other distributions                                                            38
68       Reserve fund                                                                   38
69       Deduction of amounts due to the Company                                        38
70       Issue of bonus shares                                                          38-39
71       Records of account                                                             39
72       Financial year end                                                             39
73       Financial statements                                                           40
74       Appointment of Auditor                                                         40

                                     (iii)


75       Remuneration of Auditor                                                        40
76       Vacation of office of Auditor                                                  40
77       Access to books of the Company                                                 40-41
78       Report of the Auditor                                                          41
79       Notices to Members of the Company                                              41
80       Notices to joint Members                                                       42
81       Service and delivery of notice                                                 42
82       The seal                                                                       42
83       Manner in which seal is to be affixed                                          42
84       Winding-up/distribution by liquidator                                          43
85       Alteration of Bye-laws                                                         43

                                 INTERPRETATION


1.       Interpretation

         (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

               (a) "Act" means the Companies Act 1981 as amended from time to time;

               (b) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

               (c)  "Auditor" includes any individual or partnership;

               (d) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

               (e) "Common Director" means a director appointed pursuant to Bye-Law 6;

               (f) "Company" means the company for which these Bye-laws are approved and confirmed;

               (g) "Director" means a director of the Company and shall include an Alternate Director;

               (h) "Biovail" means Biovail Corporation International or any successor entity thereto;

               (i) "the Majority Special Shareholders" means the Holder or Holders of a majority of the Special Shares for the time being in issue;

               (j) "Member" or "Shareholder" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

               (k) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

               (l) "Officer" means any person appointed by the Board to hold an office in the Company and includes, without limitation, a person duly appointed as a member of a Committee of the Board;

               (m) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

               (n) "Register of Members" means the Register of Members referred to in these Bye-laws;

               (o) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

               (p) "Special Director" means a director appointed pursuant to Bye-Law 6;

               (q) "Unit" means a unit consisting of one Common Share, par value $0.01 per share of the Company and one Warrant to purchase one common share, no par value, of Biovail; and

               (r) "Unit Offering" means an offering of the Units defined herein.

         (2)   In these Bye-laws, where not inconsistent with the context:-

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting the masculine gender include the feminine gender;

               (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

               (d)  the word:-

                    (i)  "may" shall be construed as permissive;

                    (ii) "shall" shall be construed as imperative; and

               (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

         (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

         (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                         SHARE CAPITAL AND SHARE RIGHTS

2.       (a)   The authorised share capital of the Company is US$
               divided into Common Shares ("Common Shares") of $0.01 par value each and 12,000 Shares of $1.00 each (the "Special Shares").

         (b) The assets available for distribution to shareholders in a winding up shall be applied as follows and in the following order of priority:-

               (i) in payment to the Holders of the Common Shares of the amounts paid up on such shares held by them respectively;

               (ii) in payment to the Holders of the Special Shares of the amounts paid up on such shares held by them respectively; and

               (iii) in distribution to the Holders of the Common Shares (or, if no Common Shares shall have been issued since the adoption of these Bye-Laws, to the Holders of the Special Shares) in proportion to the numbers of such shares held by them respectively.

         (c) Unless no Common Shares shall have been issued since the adoption of these Bye-Laws, the Special Shares shall not confer upon the Holders thereof

               (i) (save as provided in paragraph (b) of this Bye-Law) any right to receive any dividend or other distribution, nor any right or interest in the profits or assets of the Company or

               (ii) (save as provided in Bye-Laws 3(9)(ii) and 6) any right to vote at general meetings.

                        OPTION TO ACQUIRE COMMON SHARES

3.       (1)   In this Bye-Law, the following expressions shall have the follow meanings:-

               an "Approved Opinion"         a written opinion of legal advisors
                                             to the Majority Special
                                             Shareholders, if the Directors are
                                             of the view that the import of such
                                             opinion and the identity of such
                                             legal advisors are reasonably
                                             satisfactory;

                "Available Funds"            the sum of

                                             (i) the aggregate amount of funds
                                             received by the Company upon the
                                             completion of the Unit Offering;

                                             (ii) interest and all other income
                                             earned from time to time as a
                                             result of the temporary investment
                                             of the funds described in clause
                                             (i) of this definition or interest
                                             or income thereon;

                                             (iii) any other revenues received
                                             by the Company from Biovail or any
                                             other person under any agreements
                                             between the Company, on the one
                                             hand, and Biovail or such person,
                                             on the other hand, whether of a
                                             capital or income nature,
                                             including, without limitation,
                                             funds received by the Company
                                             pursuant to Sections 4 and 9 of the
                                             Development Contract;

                                             (iv) after Regulatory Approval of
                                             the Additional Product (as defined
                                             in the Development Contract) in the
                                             U.S.A. (or after the parties agree
                                             not to pursue such approval), any
                                             portion of the Litigation Reserve
                                             (as defined in the Development
                                             Contract), which was not expended
                                             pursuant to Section 5.6 of the
                                             Development Contract, less the sum
                                             of

                                             (v) all necessary or appropriate
                                             expenses incurred in operating the
                                             business of the Company (other than
                                             amounts paid under the Development
                                             Contract), including, without
                                             limitation, legal and
                                             administrative expenses, amounts
                                             paid by the Company from time to
                                             time under the Services Agreement
                                             dated October , 1997 among the
                                             Company, Biovail Laboratories
                                             Incorporated and Biovail and
                                             reasonable reserves for present and
                                             future obligations of the Company;
                                             and

                                             (vi) prior to regulatory approval
                                             of the Additional Product, the
                                             Litigation Reserve, and after
                                             regulatory approval of the
                                             Additional Product, that portion of
                                             the Litigation Reserve that was
                                             expended pursuant to Section 5.6 of
                                             the Development Contract; and

                                             (vii) an amount in respect of
                                             working capital to be retained by
                                             the Company as it shall determine
                                             not in excess of US$1 million.

               "Cash or Cash Equivalents"    Cash or short term, highly liquid
                                             investments that are:

                                             (i) readily convertible to known
                                             amounts of cash; and

                                             (ii) so near their maturity that
                                             they present insignificant risk of
                                             changes in value because of changes
                                             in interest rates but so that
                                             generally only investments with
                                             original maturities of three months
                                             or less qualify under this
                                             definition;

               "Common Shareholder"          A Holder for the time being of
                                             Common Shares;

               "Designated Products"         The products which the Board of the
                                             Company, with the consent of
                                             Biovail, may select pursuant to the
                                             terms of the Development Contract;

               "Development Contract"        The development and licence
                                             agreement dated           , 1997
                                             between the Company and Biovail
                                             under which Biovail will use
                                             diligent efforts to conduct
                                             clinical development, final
                                             product development, including
                                             regulatory approval and
                                             commercialisation of the Products
                                             in accordance with the terms of
                                             the Development
                                             Contract;

               "Directors' Notice"           A notice given by the Directors
                                             under paragraph (5) of this
                                             Bye-Law;

               "Dollars" or "$"              Lawful currency of the United
                                             States of America;

               "Biovail Option"              The right of Biovail to reject the
                                             Company's exercise of the Licence
                                             Option within 60 days of the
                                             Company providing notice of its
                                             exercise thereof upon payment by
                                             Biovail, at the option of the
                                             Company, of either (a) a one time
                                             cash fee of US$25 million or (b)
                                             base royalties of 10% of the net
                                             sales price in respect of sales of
                                             any relevant product in the United
                                             States by Biovail or an Biovail
                                             affiliate during the licence
                                             period; provided however, the
                                             Biovail Option may only be
                                             exercised as to one product;

               "Biovail Securities           Common Shares of Biovail;

               "the Exchange"                The American Stock Exchange, Inc.
                                             or The New York Stock Exchange or
                                             such other major stock exchange as
                                             shall be recognised by the Board of
                                             Directors of the Company as an
                                             approved stock exchange for the
                                             purposes hereof;

               "Exercise Notice"             A notice given by the Majority
                                             Special Shareholders under
                                             paragraph (2) of this Bye-Law;

               "License Option"              The Company's option to acquire a
                                             license to sell and otherwise
                                             market in the Unites States the
                                             Products developed by Biovail under
                                             the Development Contract on a
                                             product-by-product basis and in the
                                             case of any product for which
                                             Biovail has manufacturing rights, a
                                             license to manufacture;

               "License Period"              The longer of the expiration of any
                                             patents covering the licensed
                                             Product or, if there are no such
                                             patents, for a period of ten years
                                             from the date of the first
                                             commercial sale of the Product;

               "NASDAQ"                      The NASDAQ National Market System;

               "Products"                    Shall have the meaning assigned to
                                             that term in the Development
                                             Contract as defined herein.

                                             ; and

               "Purchase Option"             The right of the Majority Special
                                             Shareholders to purchase all, but
                                             not less than all, of the Common
                                             Shares of the Company outstanding
                                             at the time such right is
                                             exercised.

         (2) The Majority Special Shareholders may at any time give an Exercise Notice to the Company stating their intention of acquiring all of the Common Shares for the time being in issue; such Exercise Notice may be given at any time beginning on the closing date of the Unit Offering and ending on the earlier of:-

               (i)   September 30, 2002; or

               (ii) the 90th day after the date the Company provides the Majority Special Shareholders with quarterly financial statements of the Company showing Cash or Cash Equivalents of less than US$3 million (the "Financial Notice") although Biovail may at its election extend such period by providing additional funding for the continued development of all of the Products (but in no event beyond September 30, 2002); provided, however, if Biovail prior to such 90th day shall provide written confirmation to the Company that Biovail shall use commercially reasonable efforts, at no expense to the Company beyond the Available Funds, to continue to develop the Products for so long as Biovail continues to use commercially reasonable efforts, but in no case beyond September 30, 2002; or

               (iii) On the 90th day after the Financial Notice, to the extent
                     Biovail has not either exercised the Purchase Option or extended the termination date of the Purchase Option, the Company and Biovail will commence negotiations (for a maximum period of 60 days) as to the terms on which Biovail might provide additional funding for any or all of the Products, taking into account relevant issues such as the amount and timing of such funding, possible alterations in the Biovail Option price if the Biovail Option has not yet been exercised or the possibility of granting Biovail a renewed Biovail Option if the Biovail Option has been exercised, and alterations in the royalty payment terms in the event that Biovail does not ultimately choose to exercise the Biovail Option. If the Company and Biovail successfully negotiate new funding terms, the Purchase Option can be extended but not beyond September 30, 2002.

         The Exercise Notice, once given, shall not be withdrawn.

         (3)   The Exercise Notice shall state

               (i) the consideration (expressed as an amount in cash in Dollars to be given for each Common Share) which shall be as follows:-

                     If the Common Shares are acquired          Purchase Option
                     pursuant to the Purchase Option:-          Exercise Price
                     -----------------------------------------------------------

                     Before October 1, 2000                         US$ 39.06

                     On or after October 1, 2000 and on or          US$ 48.83
                     before September 30, 2001,

                     On or after October 1, 2001 and on
                     or before September 30, 2002,                  US$ 61.04


               (ii) the form in which such consideration shall be discharged shall be cash in Dollars save that, if Biovail Securities or securities of a Majority Special Shareholder, if other than Biovail, are listed on a national securities exchange in the United States of America or admitted to unlisted trading privileges or listed on NASDAQ, it may be wholly or partially satisfied in Biovail Securities or the securities of such other Majority Shareholder at the election of the Majority Special Shareholders;

               (iii) to the extent that such consideration is in the form of
                     Biovail Securities or the securities of such other Majority Shareholder the amount expressed in cash in Dollars represented thereby;


               (iv) the name or names (if any) into which the Common Shares are to be transferred; and

               (v)   The repurchase date.

         (4) The amount of Biovail Securities or securities of such other Majority Special Shareholder as provided in Section 3(ii) above which shall be taken to represent a certain amount in cash in Dollars shall be calculated by reference to the average of the closing price of the relevant Biovail Securities or such other securities on the Exchange or such other principal exchange on which the relevant Biovail Securities or such other securities are then traded or, if there is no such exchange, the average of the last sales prices quoted on NASDAQ or if the relevant Biovail Securities or such other securities are not quoted on NASDAQ the average of the bid prices quoted on NASDAQ over the five trading days immediately preceding the date on which the Exercise Notice is given;

         (5) Within 14 days of the giving of the Exercise Notice the Directors shall give a Directors' Notice to each Common Shareholder setting forth the contents of the Exercise Notice, the procedure to be followed by him for delivery to or upon the order of Biovail the appropriate instruments of transfer and/or certificates, or other security instruments or evidence of title to the relevant Common Shares, the procedure to be followed for the discharge of the consideration and the last date for delivery of the instruments and/or certificates, or other security instruments or evidence as aforesaid (which shall be the repurchase date as set forth in the Exercise Notice or such other date as may be selected by the Majority Special Shareholders), and the Directors may at their discretion supply to the Common Shareholders any appropriate instruments of transfer for execution.

         (6) On or before such last date for delivery, the Majority Special Shareholders shall deposit with the Company or make other appropriate arrangements as designated by the Directors for delivering the consideration for the Common Shares in the form of cash and/or (as the case may be) Biovail Securities or any combination of the foregoing or appropriate instruments of title or conferring a right to obtain title thereto in a form capable of being passed on to the Common Shareholders and the Company shall upon or as soon as may be after the said date pay, deliver, transfer or otherwise make available the said consideration to the Common Shareholders.

         (7) In the event of any Common Shareholder failing to deliver the appropriate instruments of transfer and/or certificates, or other security instruments or evidence of title as referred to in paragraph (5) of this Bye-Law, the Company shall execute an instrument of transfer over the relevant Common Shares and register the same and such transfer to or upon the order of the Majority Special Shareholders and such registration shall be valid and binding upon the Common Shareholder as if he had validly executed such transfer (notwithstanding the death or insanity of the Common Shareholder) and the Company shall hold the attributable part of the consideration upon trust for the Common Shareholder subject to the Common Shareholder providing the Directors with satisfactory evidence of title to such Common Shares but so that if at the expiry of two years following the said last date for delivery the Common Shareholder shall not have furnished such evidence as aforesaid the Company shall thereupon hold such consideration upon trust for the Majority Special Shareholders and thereafter such Common Shareholder shall have no right to receive any consideration for and shall not otherwise have any rights with respect to such Common Shares.

         (8) The Directors shall within 45 days after the end of each calendar quarter furnish to the Majority Special Shareholders financial statements in relation to the Company's affairs including a balance sheet as at the end of the relevant calendar quarter.

         (9) Unless the last date on which the Exercise Notice may be given shall have passed without the Exercise Notice having been given:-

               (i) no resolution of the Company in general meeting or of the Directors or of a Committee of the Directors nor any act or deed on the Company's behalf shall (notwithstanding anything to the contrary in these Bye-Laws) be effective without the prior sanction in writing of the Majority Special Shareholders if the result of such resolution, act or deed would be to authorise or permit the Company to:

                    (A) allot or issue any shares or other securities or any right which confers or may confer a right to any such allotment or issue;
                    (B)    reduce the Company's share capital in any way;
                    (C) borrow money or incur any indebtedness of a kind which would be deemed to be moneys borrowed if immediately thereafter the aggregate amount for the time being remaining undischarged of all moneys borrowed as aforesaid by the Group (exclusive of moneys borrowed by any member of the Group from and for the time being owing to any other member thereof) would exceed $1,000,000. For the purposes of this Bye-Law "the Group" shall mean the Company and all companies in which the Company beneficially owns directly or indirectly a majority of nominal value of the share capital for the time being in issue;
                    (D) sell or otherwise dispose of or lien the whole or any part of the undertaking or assets of the Company;
                    (E) declare or pay a dividend or make any other distribution to the Shareholders;
                    (F)    amalgamate with any other body corporate; or
                    (G)    alter or remove any part of this Bye-Law 3; and

               (ii) on any resolution to wind up the Company the Special Shares for the time being in issue shall confer on the Holders thereof a number of votes equal to the total number of votes conferred by the Common Shares for the time being in issue.

         (10) If the consideration to be given for the Common Shares is wholly or partly in the form of Biovail Securities as aforesaid, the Majority Special Shareholders shall be obliged to register such Biovail Securities with the United States Securities and Exchange Commission unless there shall be an Approved Opinion to the effect that such registration is not necessary.

                                  VOTING RIGHTS

4. At a general meeting of the Company every holder of Common Shares shall, on a show of hands be entitled to one vote, and on a poll, shall be entitled to one vote for every share held by him. Save as otherwise provided in these Bye-Laws, the holders of Special Shares shall not be entitled to attend or vote at a General Meeting of the Company.

             ISSUE BY BOARD OF AUTHORISED BUT UNISSUED COMMON SHARES

5. Without prejudice to any special rights conferred on the holders of any existing shares or class of shares and subject to the provisions of the Companies Acts, the Board may in its discretion, at any time, and from time to time, issue or cause to be issued all or any part of the authorised but unissued Common Shares of the Company, if any, for consideration of such character and value as the Board shall in its absolute discretion from time to time fix or determine.

                        ELECTION OF BOARD OF DIRECTORS

6.       Election of Board of Directors

         (1) The business of the Company shall be managed and conducted by the Board. The number of directors shall be determined and elected at each Annual General Meeting in accordance with the following Bye-Laws and subject to the Companies Act and these Bye-Laws, such directors shall serve until re-elected or their successors are appointed at the next Annual General Meeting.

         (2) The Majority Special Shareholders shall be entitled at the First General Meeting and at each Annual General Meeting of the Members thereafter to nominate and elect one (1) director who shall be called a "Special Director". The Majority Special Shareholders may also nominate and elect one (1) alternate director who shall serve as Alternate to the Special Director and shall be called the "Special Alternate Director". The Majority Special Shareholders shall be entitled from time to time to remove any such Special Director or Special Alternate Director and to nominate and elect another Special Director or Special Alternate Director in their place or in place of the Special Director or Special Alternate Director who shall for any cause vacate their office.

         (3) The holders of a majority of the Common Shares of the Company shall have the same right as the holder of the Special Shares for the nomination and election of such number of Directors as they shall determine who shall be known as "Common Directors". For the purposes of this Bye-Law, the Special Shares and the Common Shares shall each be deemed to be non-voting with respect only to the election of the directors nominated to the Board by the Majority Special Shareholders and the holders of a majority of the Common Shares respectively.

         (4) The Special Shares and the Common Shares shall each hold a class meeting for the purpose of electing the Special Directors and the Common Directors, respectively, at which a quorum will be more than thirty three percent (33%) of the Special Shares or the Common Shares, as the case may be, represented in person or by proxy.

7.       Management of the Company

         (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

         (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

         (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

8.       Power to appoint managing director or chief executive officer

         The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

9.       Power to appoint manager

         The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

10.      Power to authorise specific actions

         The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

11.      Power to appoint attorney

         The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

12.      Power to delegate to a committee

         The Board may delegate any of its powers to a committee appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them.

13.      Power to appoint and dismiss employees

         The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

14.      Power to borrow and charge property

         The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

15.      Exercise of power to purchase shares of or discontinue the Company

         (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

         (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

16.      Defects in appointment of Directors

         All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

17.      Alternate Directors

         (1) Any general meeting of the Company may elect a person or persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorise the Board to appoint such Alternate Directors. Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself or herself by notice in writing deposited with the Secretary. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

         (1) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

         (2) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

18.      Removal of Directors

         (1) Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

         (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

19.      Vacancies on the Board

         (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

         (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

         (3)   The office of Director shall be vacated if the Director:-

               (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

               (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

               (c)   is or becomes of unsound mind or dies;

               (d) resigns his or her office by notice in writing to the Company.

20.      Notice of meetings of the Board

         (1) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

         (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

21.      Quorum at meetings of the Board

         The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors.

22.      Meetings of the Board

         (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

         (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

         (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

23.      Unanimous written resolutions

         A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate Director.

24.      Contracts and disclosure of Directors' interests

         (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

         (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

         (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

25.      Remuneration of Directors

         The remuneration, (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

26.  Officers of the Company

     The Officers of the Company shall consist of a President and a Vice President or a Chairman and a deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these bye-laws.

27.  Appointment of Officers

     (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors.

     (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

28.  Remuneration of Officers

     The Officers shall receive such remuneration as the Board may from time to time determine.

29.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

30.  Chairman of meetings

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

31.  Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                    MINUTES

32.  Obligations of Board to keep minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these bye-laws shall be kept by the Secretary at the registered office of the Company.

                                   INDEMNITY

33.  Indemnification of Directors and Officers of the Company

     (1) The Directors, the Secretary and other Officers for the time being being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

     (2) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the specific case upon receipt of an undertaking by or on behalf of any Director, Secretary, Officer, Liquidator or Trustee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorised in these bye-laws or otherwise pursuant to the laws of Bermuda.

34.   Waiver of claim by Member

      Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

35.   Notice of annual general meeting

      The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least ten (10) days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

36.   Notice of special general meeting

      The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

37.   Accidental omission of notice of general meeting

      The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

38.   Meeting called on requisition of Members

      Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

39.   Short notice

      A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

40.   Postponement of meetings

      The Secretary may postpone any general meeting called in accordance with the provisions of these bye-laws (other than a meeting requisitioned under these bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these bye-laws.

41.   Quorum for general meeting

      At any general meeting of the Company two persons present in person and representing in person or by proxy in excess of 33% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, PROVIDED that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

42.   Adjournment of meetings

      The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these bye-laws.

43.   Attendance at meetings

      Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

44.   Written resolutions

     (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6)  This Bye-law shall not apply to:

          (a)  a resolution passed pursuant to Section 89(5) of the Act; or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these bye-laws.

45.  Attendance of Directors

      The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

46.  Voting at meetings

     (1) Subject to the provisions of the Act and these bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these bye-laws and in the case of an equality of votes the resolution shall fail.

     (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

47.  Voting on show of hands

     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

48.  Decision of chairman

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these bye-laws, be conclusive evidence of that fact.

49.  Demand for a poll

     (1) Notwithstanding the provisions of the immediately preceding two bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these bye-laws), a poll may be demanded by any of the following persons:-

          (a)  the chairman of such meeting; or

          (b) at least three Members present in person or represented by proxy; or

          (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

          (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.


     (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in sub-paragraph (4) of this Bye-Law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

50.   Seniority of joint holders voting

      In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

51.   Instrument of proxy

      The instrument appointing a proxy shall be in writing under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

52.   Representation of corporations at meetings

      A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

53. Variation of rights, alteration of share capital and purchase of shares of the Company

     (1) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

     (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

54.  Registered holder of shares

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

55.  Death of a joint holder

     Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

56.  Share certificates

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) Each certificate issued in respect of the Common Shares shall bear the following legend endorsed thereon:-

     "The securities of Intelligent Polymers Limited, a Bermuda company ("Intelligent Polymers") evidenced hereby are subject to an option of the holder or holders of a majority of the Special Shares of Intelligent Polymers, as described in the bye-laws of Intelligent Polymers, to purchase such securities at an agreed upon price, exercisable by notice at any time beginning on the closing date of the Unit Offering and ending on the earlier of (i) September 30, 2002 and (ii) the 90th day after the date that Intelligent Polymers provides such holder or holders with quarterly financial statements of Intelligent Polymers showing cash or cash equivalents of less than US$4 million. Copies of the bye-laws of Intelligent Polymers are available at the registered office of Intelligent Polymers at Clarendon House, 2 Church Street, Hamilton, Bermuda, and will be furnished to any shareholder of Intelligent Polymers on request and without cost.

     Until October   , 1999 or such earlier date as the Purchase Option is
exercised or expires unexercised (the "Separation Date"), the shares represented by this Certificate may be traded, exchanged or otherwise transferred only together with the Warrant of Biovail Corporation International issued herewith. The holder hereof may, but need not, submit this Certificate for the removal of this legend after the Separation Date."

     (3) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (4) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

57.  Calls on shares

     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

58.  Forfeiture of shares

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice of forfeiture for non-payment of call..

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                              REGISTER OF MEMBERS

59.  Contents of Register of Members

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

60.  Inspection of Register of Members

     The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

61.  Determination of record dates

     Notwithstanding any other provision of these bye-laws, the Board may fix any date as the record date for:

     (a)  determining the Members entitled to receive any dividend; and

     (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

62.  Instrument of transfer

     (1) An instrument of transfer shall be in the usual common form or in such other form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board and/or the Company's duly appointed Registrar and Transfer Agent may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board and/or the Company's duly appointed Registrar and Transfer Agent may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63.  Transfers by joint holders

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

64.  Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

65.  Registration on death or bankruptcy

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the usual common form. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                       DIVIDENDS AND OTHER DISTRIBUTIONS

66.  Declaration of dividends by the Board

     The Board may, subject to these bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

67.  Other distributions

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

68.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

69.  Deduction of Amounts due to the Company

     The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                                 CAPITALISATION

70.  Issue of bonus shares

     (1) The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                       ACCOUNTS AND FINANCIAL STATEMENTS

71.  Records of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

     (b)  all sales and purchases of goods by the Company; and

     (c)  the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section
88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                     AUDIT

74.  Appointment of Auditor

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75.  Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

76.  Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

77.  Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78.  Report of the Auditor

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                    NOTICES

79.  Notices to Members of the Company

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile or other mode of representing words in a legible and non-transitory form.

80.  Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

81.  Service and delivery of notice

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                              SEAL OF THE COMPANY

82.  The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

83.  Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or some other person appointed by the Board for the purpose, provided that any Director, or Officer, may affix the seal of the Company attested by such Director or Officer's signature only to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer.

                                   WINDING-UP

84.  Winding-up/distribution by liquidator

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

85.  Alteration of Bye-laws

     Subject to the provisions of Bye-law 3 hereof, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.